UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01  -  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2019, HLBE Pipeline Company, LLC (the “Subsidiary”), which is a wholly owned subsidiary of Heron Lake BioEnergy, LLC (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Rural Energy Solutions, LLC (“RES”), Swan Engineering, Inc., Mychael Swan, and Agrinatural Gas, LLC (“Agrinatural”).  Prior to the closing of the transaction contemplated by the Purchase Agreement (the “Transaction”), the Subsidiary owns a 73% interest in and to Agrinatural. Pursuant to the terms and conditions of the Purchase Agreement, upon the closing of the Transaction, RES will sell and transfer its 27% ownership interest in Agrinatural to the Subsidiary in exchange for $2,225,000.00 in cash. The Subsidiary will not assume any liabilities of RES pursuant to the Transaction.

The Purchase Agreement provides that the closing of the Transaction will occur within thirty days after October 18, 2019, subject to (i) RES’s receipt of the necessary consents from its limited liability company members (the “Member Consent”) or (ii) RES’s option, and subsequent success, to seek a court order or other valid determination of a court of competent jurisdiction approving the Transaction (the “Court Order”). If neither the Member Consent nor the Court Order has been obtained within thirty days after October 18, 2019, closing of the Transaction will be extended to not later than five business days after receipt by RES of a Court Order, but not later than December 31, 2019. If neither the Member Consent nor the Court Order has been obtained by December 31, 2019, the Purchase Agreement will terminate.

The closing of the Transaction is also subject to various additional customary closing conditions, including, without limitation, the receipt of certain information from Swan Engineering, Inc. and/or Mychael Swan,  and the termination of the rights and obligations of certain parties pursuant to various agreements currently in place between Agrinatural and such parties.

The Purchase Agreement also includes customary representations, warranties and covenants of the Subsidiary and RES. The representations and warranties made by each party were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement if those statements prove to be inaccurate; (ii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iii) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

The Purchase Agreement also contains certain representations and warranties of Mychael Swan with respect to agreements related to Agrinatural and operations related to the Agrinatural pipeline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: October 22, 2019	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer